Exhibit 99.1

Contact:	NEWS RELEASE
Steve Workman
Sr. VP Finance, Chief Financial Officer
408-548-1000

Shelby Palmer
Investor Relations
408-542-5050
investor.relations@finisar.com

Finisar Corporation Announces Results for
First Quarter Ended July 31, 2003

SUNNYVALE, Calif.—(Market Wire)—September 3, 2003—Finisar Corporation (Nasdaq: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported its financial results for its first quarter ended July 31, 2003.

Finisar plans to review its first quarter results and discuss its current outlook for the balance of the year during its conference call for investors at 5:00 p.m. EDT (2:00 p.m. PDT) today, Wednesday, September 3, 2003. The call will be broadcast live over the Internet on the Investor Relations section of Finisar’s web site, located at www.finisar.com. To listen to the Webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar’s President and CEO, and Steve Workman, Finisar’s CFO.

Total revenues in the first quarter of fiscal 2004 of $39.4 million were down 1% on a sequential basis from $39.8 million in the fourth quarter and 16% from $47.0 million in the first quarter of the prior year. Total revenues from the sale of optical subsystems of $34.2 million in the first quarter were up 2% on a sequential basis from $33.4 million in the fourth quarter but were down 13% from $39.3 million in the first quarter of the prior year. Sales of network test and monitoring systems of $5.2 million in the first quarter were down 19% on a sequential basis from $6.4 million in the fourth quarter and 33% from $7.8 million in the first quarter of the prior year.

“This marks the third quarter in a row that we have seen a sequential increase in revenues from the sale of optical subsystems in a very difficult environment,” said Jerry Rawls, Finisar’s President and CEO. “Revenues from the sale of test and monitoring systems have decreased over the same period. We are hopeful that revenues for test and monitoring systems will rebound going forward in conjunction with the rollout of the new X-Gig product platform which was released for general availability at the end of the quarter.”

The Company reported that cash and short-term investments totaled $108.5 million at the end of July, down $10.9 million from $119.4 million at the end of the prior quarter. Cash and short-term investments exclude an additional $10.0 million of investments held in escrow to meet interest payment obligations under the Company’s outstanding convertible subordinated notes.

Finisar Corporation	1308 Moffett Park Drive, Sunnyvale, CA 94089-1133 — (408) 548-1000 — Fax (408)543-0083
Email: sales@finisar.com - Website: www.finisar.com

Finisar Corporation Announces Results for First Quarter Ended July 31, 2003

OPERATING RESULTS

The Company reported a net loss of $41.2 million, or $0.20 per share, compared to a net loss of $26.2 million, or $0.13 per share, in the fourth quarter of the prior year and a net loss of $36.9 million, or $0.19 per share, before the effect of an accounting change related to the adoption of SFAS 142, in the first quarter of fiscal 2003.

The Company reported a gross loss of $1.7 million, or 4.3% of revenues, during the first quarter of fiscal 2004, down from a gross profit of $5.3 million, or 13.3% of revenues, in the fourth quarter of fiscal 2003 and $2.7 million, or 5.8% of revenues, in the first quarter of fiscal 2003. The lower gross profit in the current quarter was primarily due to a non-cash charge of $8.0 million associated with additional reserves for slow-moving, obsolete and unusable inventory.

Also as expected, the results for the current quarter include a charge of $8.1 million for the previously announced closure of facilities at our Demeter Technologies subsidiary including $6.8 million in research and development associated with accelerated deprecation due to the reduction in useful life of certain assets and the relocation of Demeter employees and equipment to our facility in Fremont, California. The closure of the Demeter facility was completed during the first quarter.

Restructuring costs totaling $2.2 million were recorded during the quarter, consisting of $1.3 million for expenses associated with the closure of the Demeter facility and $0.9 million for the planned closure of a German facility that was acquired from AIFOtec, GmbH during fiscal 2002. The intellectual property, technical know-how and certain assets related to the German operations will be consolidated with the Company’s operations in Sunnyvale, California, during the second quarter.

Interest expense, net of interest income, includes a non-cash charge of $2.4 million associated with the amortization of discount on our convertible notes and an additional $2.4 million associated with the conversion of $5.0 million in principal amount of our convertible notes into common stock in privately negotiated transactions concluded during the quarter. We expect to convert an additional $11.8 million of these notes during the second quarter of fiscal 2004.

Amortization of acquired developed technology, acquired in-process research and development, amortization of goodwill and purchased intangibles, other acquisition costs and the cumulative effect of a change in accounting related to the adoption of SFAS 142 consist of merger-related costs associated with several acquisitions completed during fiscal years 2001 through 2003.

NON-GAAP FINANCIAL RESULTS

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company’s GAAP results. A detailed reconciliation of the non-GAAP results to the GAAP results is provided in the “Non-GAAP Condensed Consolidated Statements of Operations” schedules below.

Finisar Corporation Announces Results for First Quarter Ended July 31, 2003

Operating results reported on a non-GAAP basis exclude a number of non-cash and cash charges related to deferred compensation, acquisitions, minority investments, inventory obsolescence, a discount associated with the Company’s convertible debt offering in October 2001 and inducements associated with the conversion of a portion of the notes, the loss realized upon the closure of the Company’s Demeter Technologies subsidiary and it’s German facility, the accelerated depreciation on certain assets to be abandoned in that closure along with other restructuring charges and a non-cash charge associated with the conversion of a portion of the Company’s convertible subordinated notes.

The Company reported a non-GAAP gross margin of 27.9% in the first quarter compared to 27.1% in the prior quarter and 27.3% in the first quarter of the prior year. The Company reported a non-GAAP pretax loss of $12.4 million in the first quarter compared to a pretax loss of $12.4 million in the prior quarter and a pretax loss of $13.0 million in the first quarter of the prior year. Because the Company does not intend to recognize any further tax benefits until it returns to profitability, the non-GAAP net loss for the first quarter totaled $12.6 million, or $0.06 per share, compared to a non-GAAP net loss of $12.5 million, or $0.06 per share, in the preceding quarter and $13.1 million, or $0.07 per share, in the first quarter of fiscal 2003.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar’s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and potential problems related to the assimilation and integration of the operations, technologies and products of several recently acquired companies and product lines. Other risks relating to Finisar’s business are set forth in Finisar’s Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs) using both IP and SONET/SDH-based protocols. The Company’s headquarters is in Sunnyvale, California, USA. www.finisar.com.

Finisar Corporation Announces Results for First Quarter Ended July 31, 2003

Finisar Corporation
Consolidated Statement of Operations
(In thousands, except per share amounts)

	Three Months Ended
	July 31
	2003	2002

Revenues
Optical subsystems and components	$34,188	$39,277
Network test and monitoring systems	5,243	7,770

Total revenues	39,431	47,047

Cost of revenues	36,462	36,923
Amortization of acquired developed technology	4,656	7,395

Gross profit (loss)	(1,687)	2,729
	(4.3% )	5.8%
Operating expenses:
Research and development	20,915	15,516
Sales and marketing	4,300	6,156
General and administrative	3,953	3,850
Amortization of deferred compensation	(304)	1,381
Amortization of purchased intangibles	143	329
Impairment of goodwill and intangible assets	—	485
Restructuring costs	2,185	—
Other acquisition costs	45	197

Total operating expenses	31,237	27,914

Loss from operations	(32,924)	(25,185)
Interest expense, net of interest income	(5,508)	(1,341)
Other loss, net of other income	(2,580)	(10,338)

Loss before income taxes and cumulative effect of an accounting change	(41,012)	(36,864)
Provision for income taxes	213	61

Loss before cumulative effect of an accounting change	(41,225)	(36,925)
Cumulative effect of an accounting change to adopt SFAS 142	—	(460,580)

Net loss	$(41,225)	$(497,505)

Loss per share before cumulative effect of an accounting change	$(0.20)	$(0.19)

Cumulative per share effect of an accounting change to adopt SFAS 142	$—	$(2.44)

Loss per share — basic and diluted	$(0.20)	$(2.63)

Shares used in per-share calculation-basic and diluted	206,744	189,424

Finisar Corporation
Consolidated Balance Sheet
(In thousands)

	July 31, 2003	April 30, 2003

ASSETS
Cash and cash equivalents	$28,967	$40,918
Short-term investments	79,509	78,520
Restricted investments	6,732	6,737
Accounts receivable, trade (net)	25,660	23,390
Accounts receivable, other	4,536	5,362
Inventories	29,697	36,470
Prepaid expenses	2,651	2,341
Deferred income taxes	3,069	3,324

Total current assets	180,821	197,062
Property, plant, equipment and improvements, net	100,989	112,125
Restricted investments, long-term	3,308	3,307
Purchased intangibles, net	48,111	52,910
Goodwill, net	19,985	19,838
Minority Investment	26,167	28,844
Other assets	9,307	9,520

Total assets	$388,688	$423,606

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$21,396	$22,872
Accrued compensation	3,933	4,449
Other accrued liabilities	10,391	8,474
Income tax payable	806	536
Current portion of other long-term liabilities	1,384	1,384
Non-cancelable purchase obligations	9,711	9,380

Total current liabilities	47,621	47,095
Deferred income taxes	3,069	3,324
Convertible notes	91,396	94,023
Other long-term liabilities	4,192	4,184

Common stock	210	207
Additional paid-in capital	1,226,996	1,219,424
Notes receivable from stockholders	(934)	(1,077)
Deferred stock compensation	(674)	(1,045)
Accumulated other comprehensive income	1,407	841
Accumulated deficit	(984,595)	(943,370)

Total stockholders’ equity	242,410	274,980

Total liabilities and stockholders’ equity	$388,688	$423,606

The following non-GAAP financial results for the three months ended July 31, 2003, and July 31, 2002, have been adjusted to exclude non-cash and cash charges related to acquisitions and the writedown in goodwill as a result of adoption of FASB 142, deferred stock compensation, the amortization of acquired developed technology and other intangible assets associated with a number of acquisitions, the sale of assets of the Company’s Sensors Unlimited subsidiary, inventory obsolescence, other non-recurring gains and losses, the impairment of certain assets and restructuring costs at the Company’s Demeter Technologies subsidiary, the write-off of minority investments, amortization of the discount on the issuance of convertible debt and the non-cash charge associated with the conversion of a portion of convertible securities into equity. A reconciliation of these results to what is reported under GAAP is also included.

Finisar Corporation
Non-GAAP Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)

	Three Months Ended
	July 31
	2003	2002

Revenues
Optical subsystems and components	$34,188	$39,277
Network test and monitoring systems	5,243	7,770

Total revenues	39,431	47,047

Cost of revenues	28,424	34,193

Gross profit	11,007	12,854
	27.9%	27.3%
Operating expenses:
Research and development	14,167	15,516
Sales and marketing	4,300	6,156
General and administrative	3,953	3,850

Total operating expenses	22,420	25,522

Loss from operations	(11,413)	(12,668)
Interest expense, net of interest income	(724)	(208)
Other loss, net of other income	(217)	(153)

Loss before income taxes	(12,354)	(13,029)
Provision for income taxes	213	61

Net loss	$(12,567)	$(13,090)

Net income loss per share — basic and diluted	$(0.06)	$(0.07)

Shares used in per-share calculation-basic	206,744	189,424
The above pro forma results exclude the following items which are included in the company’s operating results when presented in accordance with generally accepted accounting principles (GAAP):
Inventory write off net of sales of inventory previously written off	$5,132	$2,730
Charge for rework material	2,906
Amortization of acquired developed technology	4,656	7,395
Amortization of deferred compensation	(304)	1,381
Amortization of purchased intangibles	143	329
Impairment of goodwill and intangible assets	—	485
Other acquisition costs	45	197
Other than temporary decline in value of investment in Ciena stock	528
Minority investment write off	1,835	10,185
Amortization of discount on convertible notes	2,373	1,133
Closure of Demeter	8,081
Closure of Germany facility	852
Debt Conversion Costs	2,411
Cumulative effect of an accounting change to adopt SFAS 142	—	460,580

GAAP net loss	$(41,225)	$(497,505)